[Registered Investment Company Letterhead]

August 27, 2024

State Street Bank and Trust Company

Channel Center, CCB7

One Iron Street

Boston, MA 02210

Attention: Patrick Arthur, VP

Re:	TEXAS CAPITAL FUNDS TRUST (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established a new series of shares to be known as TEXAS CAPITAL GOVERNMENT MONEY MARKET ETF (the “Portfolio”).

In accordance with Section 29.15.2, The Parties; Additional Clients provision, of the Custody Agreement dated as of June 21, 2023, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Custodian for the new Portfolios under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 26 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

TEXAS CAPITAL FUNDS TRUST
on behalf of:
TEXAS CAPITAL GOVERNMENT MONEY MARKET ETF

By:
Name:	Edward Rosenberg
Title:	President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:	Scott Shirrell
Title:	Managing Director, Duly Authorized
Effective Date:	September 4, 2024

Information Classification: Limited Access

EXHIBIT A

APPENDIX A

Fund Name	Jurisdiction of Formation	Custodian Entity
Texas Capital Funds Trust	Delaware	State Street Bank and Trust Company
Texas Small Cap ETF		State Street Bank and Trust Company
Texas Oil ETF		State Street Bank and Trust Company
Texas Capital Government Money Market Fund		State Street Bank and Trust Company
Texas Capital Government Money Market ETF		State Street Bank and Trust Company

Information Classification: Limited Access